As filed with the Securities and Exchange Commission on March 10, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

SIERRA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0138994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1820 Gateway Drive, Suite 110 San Mateo, California, 94404

(Address of Principal Executive Offices) (Zip Code)

2015 Equity Incentive Plan

2018 Equity Inducement Plan

(Full title of the plan)

Stephen G. Dilly

President and Chief Executive Officer

Sierra Oncology, Inc.

1820 Gateway Drive, Suite 110 San Mateo, California, 94404

(650) 376-8679

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Michael Nordtvedt

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road Palo Alto, California 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Sierra Oncology, Inc. (the “Registrant”) is filing this Registration Statement with the SEC to register (i) 622,866 additional shares of common stock under the Registrant’s 2015 Equity Incentive Plan (“EIP”), pursuant to the provisions of the EIP providing for an automatic increase in the number of shares reserved for issuance under the EIP on January 1, 2022, and (ii) 500,000 additional shares of common stock available for issuance under the 2018 Equity Inducement Plan (the “Inducement Plan”).

This Registration Statement hereby incorporates by reference the contents of: (i) the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July  16, 2015 (Registration No.  333-205693), (ii) the Registrant’s registration statement on Form S-8 filed with the Commission on March  3, 2016 (Registration No.  333-209897), (iii) the Registrant’s registration statement on Form S-8 filed with the Commission on March  2, 2017 (Registration No.  333-216392), (iv) the Registrant’s registration statement on Form S-8 filed with the Commission on February  27, 2018 (Registration No.  333-223253), (v) the Registrant’s registration statement on Form S-8 filed with the Commission on November  8, 2018 (Registration No.  333-228263), (vi) the Registrant’s registration statement on Form S-8 filed with the Commission on February  28, 2019 (Registration No.  333-229933), (vii) the Registrant’s registration statement on Form S-8 filed with the Commission on March  3, 2020 (Registration No.  333-236854), (viii) the Registrant’s registration statement on Form S-8 filed with the Commission on August  6, 2020 (Registration No. 333-241414), and (ix)  the Registrant’s registration statement on Form S-8 filed with the Commission on March  11, 2021 (Registration No. 333- 254126). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Commission on March 10, 2022 pursuant to Section 13 of the Exchange Act;

(b)

all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above (other than the portions of these documents deemed not to be filed); and

(c)

the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001- 37490) filed on July  8, 2015 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits filed or furnished as part of this Registration Statement on Form S-8 are set forth below. Where so indicated by footnote, exhibits that were previously filed are incorporated by reference. For exhibits incorporated by reference, the location of the exhibit in the previous filing is indicated.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Form of Registrant’s Common Stock Certificate	S-1	333-204921	4.1	7/06/2015

4.2	2015 Equity Incentive Plan, as amended	10-K	001-37490	10.3	3/11/2021

4.3	2018 Equity Inducement Plan, as amended	10-K	001-37490	10.5	3/11/2021

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					X

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)					X

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 10th day of March 2022.

SIERRA ONCOLOGY, INC.

By:	/s/ Stephen G. Dilly
Stephen G. Dilly
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen G. Dilly and Sukhi Jagpal, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stephen G. Dilly	President and Chief Executive Officer and Director	March 10, 2022
Stephen G. Dilly	(Principal Executive Officer)

/s/ Sukhi Jagpal	Chief Financial Officer	March 10, 2022
Sukhi Jagpal	(Principal Financial Officer and Principal Accounting Officer)

/s/ Robert Pelzer	Chairman of the Board	March 10, 2022
Robert Pelzer

/s/ Gaurav Aggarwal	Director	March 10, 2022
Gaurav Aggarwal

/s/ Andrew Allen	Director	March 10, 2022
Andrew Allen

/s/ Mona Ashiya	Director	March 10, 2022
Mona Ashiya

/s/ Craig Collard	Director	March 10, 2022
Craig Collard

/s/ Jeffrey H. Cooper	Director	March 10, 2022
Jeffrey H. Cooper

/s/ Georgia Erbez	Director	March 10, 2022
Georgia Erbez

/s/ Christy Oliger	Director	March 10, 2022
Christy Oliger

/s/ Andrew Sinclair	Director	March 10, 2022
Andrew Sinclair